Exhibit 99.1

AIkido Pharma Inc. Increases Previously Announced Bought Deal Offering of Common Stock to $75 Million

NEW YORK, NY February 16, 2021 /PRNewswire/ AIkido Pharma Inc. (Nasdaq: AIKI) (“AIkido” or the “Company”) today announced that due to demand, the underwriter has agreed to increase the size of the previously announced public offering and purchase on a firm commitment basis 46,875,000 shares of common stock of the Company at a price to the public of $1.60 per share, less underwriting discounts and commissions. The closing of the offering is expected to occur on or about February 19, 2021, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

The Company also has granted to the underwriter a 30-day option to purchase up to an additional 7,031,250 shares of common stock at the public offering price, less underwriting discounts and commission.

The gross proceeds are expected to be approximately $75 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The offering is being conducted pursuant to the registration statement on Form S-3 (File No. 333-238172), as amended, previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”) on June 18, 2020. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at 646-975-6996. Before investing in this offering, interested parties should read in their entirety the registration statement that the Company has filed with the SEC, which provides additional information about the Company and this offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AIkido Pharma Inc.

AIkido Pharma Inc. was initially formed in 1967 and is a biotechnology company with a diverse portfolio of small-molecule anti-cancer therapeutics.  The Company’s platform consists of patented technology from leading universities and researchers and we are currently in the process of developing an innovative therapeutic drug platform through strong partnerships with world renowned educational institutions, including The University of Texas at Austin and Wake Forest University. Our diverse pipeline of therapeutics includes therapies for pancreatic cancer, acute myeloid leukemia (AML) and acute lymphoblastic leukemia (ALL). In addition, we are constantly seeking to grow our pipeline to treat unmet medical needs in oncology.  The Company is also developing a broad-spectrum antiviral platform that may potentially inhibit replication of multiple viruses including Influenza virus, SARS-CoV (coronavirus), MERS-CoV, Ebolavirus and Marburg virus.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:

Hayden IR

Brett Maas, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com

AIkido Pharma Inc.:

Phone: 212-745-1373

Email: investorrelations@aikidopharma.com

www.aikidopharma.com